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EXHIBIT 10.1

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT, AS INDICATED BY "***", PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BOTTLING AGREEMENT

        This Bottling Agreement (the "Agreement") is effective to the 1st day of January, 2002, by and among Jones Soda Co., a Washington corporation (the "Company") and Polaris Water Company, Inc., a British Columbia corporation (the "Bottler").

        WHEREAS, the Company has certain rights and trademarks regarding Jones Soda products (the "Products") as described in Exhibit A, as may be amended from time to time by the Company in writing, and

        WHEREAS, the Company requires the services of the Bottler to produce, warehouse and ship the Products, and

        WHEREAS, the Bottler has the ability to produce, warehouse and ship the Products according to the Company's requirements.

        NOW THEREFORE, in consideration of the terms, conditions and mutual promises contained herein, the parties agree as follows:

        1.    Mutual Roles and Obligations.    The Company shall provide all ingredients and packaging materials as set forth in Exhibit B, as may be amended from time to time by the Company in writing. Bottler shall provide all additional ingredients and packaging materials as set forth in Exhibit B, as may be amended from time to time by the Company in writing. Bottler shall produce the Products in accord with this Agreement and the Company's Copacker Manual, as may be amended from time to time by the Company in writing. Should any future adjustment to the Copacker Manual add to or reduce the costs associated with producing the Products, Company and Bottler will mutually agree to adjust to the copacking fees to reflect the increase or decrease in cost. The Copacker Manual is incorporated into this Agreement by this reference. Except as otherwise stated in this Agreement, Bottler shall supply all labor, overhead expenses and equipment required for the production of the Products.

        2.    Production According to the Company's Specifications.    Bottler agrees to produce, pack and ship the Products at its bottling facility located 3600 Bainbridge Avenue, Burnaby, BC, V5A 2T4 (the "Bottling Facility"), and agrees to do so in accordance with the Company's written formulations and specifications contained in Exhibit C. Bottler agrees to use in the processing and packaging of the Products, the packaging materials (bottles, labels and closures) described in Exhibit B, as may be amended from time to time by the Company in writing.

        3.    The Company's Trade Secrets.    The Company's Copacker Manual contains the formulations, process descriptions, packaging specifications and related information necessary for the fulfillment of this Agreement (collectively, "Trade Secrets"). The Company owns, or has full rights to the use of all Trade Secrets. The Trade Secrets, and any portion thereof, are a trade secret of the Company and shall remain the exclusive property of the Company. Bottler agrees to keep the Trade Secrets confidential, and to restrict their disclosure to those of its employees directly and necessarily concerned with the production of the Products. Bottler also agrees that it will not disclose the Trade Secrets, or any portion thereof, to any third parties without the written authorization of the Company. The term "Trade Secrets" does not include any information which is known in the industry generally, of which Bottler has knowledge or acquires knowledge other than from the Company, or which is or becomes available to other parties from the Company through means other than wrongful or mistaken disclosure by the Company or its employees. Bottler's obligation to maintain the confidential nature of the Trade

Secrets shall survive the term of this Agreement for a period of two (2) years. Bottler's obligation to maintain the confidential nature of that portion of the Trade Secrets concerning any Product formulations and specifications shall survive the term of this Agreement indefinitely. Bottler agrees not to discuss any aspect of the Trade Secrets or any aspect of its relationship with the Company with other companies the Bottler is servicing.

        4.    Quality Standards.    Bottler agrees to comply with all standards of quality set by the Company for the Products as set forth on Exhibit D, as may be amended from time to time by the Company in writing. Bottler agrees to manufacture Products in compliance with all applicable state, provincial, federal and national laws, rules and regulations with respect to food products and food plant sanitation (including but not limited to the Federal Food, Drug and Cosmetic Act).

        5.    Company's Warranty.    The Company warrants that all materials, ingredients, containers and packaging manufactured or supplied by Company are free from defects in material and workmanship, and conform in all respects to all Company standards.

        6.    Company's Delivery of Ingredients and Bottler's Notice Obligations.    The Company shall take all steps necessary to ensure the timely delivery of all ingredients and materials the Company must supply pursuant to this Agreement. The Bottler agrees to review the inventory of all raw materials provided by both Company and Bottler that are necessary to produce the Products 7 days prior to each scheduled production date to insure all necessary ingredients and materials are either in the possession of the Bottler or in transit to the Bottler. Bottler will promptly notify Company of any shortages in ingredients or materials the Company is obligated to supply pursuant to this Agreement, and the Company shall take all steps necessary to ensure delivery of such ingredients prior to the scheduled production date. The Bottler shall obtain all raw materials and ingredients it is obligated to obtain pursuant to this Agreement necessary to commence production on the scheduled production date. Company supplied raw materials must meet required specifications for proper operation with Bottler's production line. Any lost production time associated with Company supplied raw materials not meeting required specifications, may at the Bottler's discretion, be charged to the Company at a per minute rate of $***. Company raw materials must arrive to Bottler's production facility with sufficient time to allow Bottler to meet production schedule. Any lost production time associated with late arrival of raw materials will be billed to the Company at a per minute rate of $***.

        7.    Storage and Processing of Ingredients.    Bottler shall store and process all ingredients furnished by the Company in compliance with the Company's conditions and standards as set forth in the Copacker Manual, as may be amended from time to time by the Company in writing.

        8.    Bottler's Equipment Obligations.    Bottler will maintain, in good working order, equipment necessary to receive glass bottles on 40" × 48" pallet bulk configuration, form trays (3 1/4" in height), and shrink-wrap the finished Product according to the requirements described in Exhibit E.

Certain information has been omitted from this page, as indicated by "***", pursuant to a request for confidential treatment that has been filed separately with the SEC.

        9.    Production Minimums.    Company agrees to order a minimum of *** cases per annum, and Bottler agrees to produce a minimum of *** cases per annum during the term of this Agreement. If at the end of each year of this Agreement, company has not purchased the minimum cases per annum, Company will pay Bottler $*** for every case short of *** cases. The minimum purchase order is 20,000 cases for either singles or 4 packs, or 30,000 cases if a combination of singles and 4 packs is ordered. Company agrees to schedule orders to minimize large or unexpected demands that the Bottler cannot effectively accommodate.

        10.    Production Orders Timing and Production Lead Time.    Company shall provide the Bottler a purchase order forecast 30 days prior to the next production run. Company will provide the Bottler a final purchase order by the 14th of the given month preceding the production run. The Bottler will provide confirmation as to the planned production schedule, based on the final purchase order, by the 21st of the given month preceding the production run. At the request of the Company, the Bottler will accept a reduction to the total cases indicated in the final purchase order. Company and Bottler agree that the total case reduction will not exceed 10% of the final purchase order. Company agrees to present its reduced purchase order by the 21st or the first business day following should the 21st be weekend or holiday otherwise it forfeits its right to reduction. The Bottler may, at its discretion, agree to produce additional volume, if requested by the Company, after the final purchase order is submitted.

        11.    Company's Right to Inspect.    Bottler agrees upon prior notice from the Company received within a reasonable time, to permit representatives of the Company to enter the Bottling Facility at all reasonable times during normal business hours for the purpose of inspecting all production facilities, equipment and supplies used in the manufacturing of the Products, to take with them samples of Products and related materials and to conduct physical inventories of raw materials and finished goods.

        12.    Bottler's Obligation to Maintain Records.    Bottler shall maintain and make available to the Company at the Company's request, a complete, current, and accurate written inventory of all ingredients, packaging materials and other materials used and the Products produced pursuant to this Agreement. These records, together with Bottler's daily batch and production records shall be open to examination and inspection by Company or its representatives at any time during reasonable business hours upon prior notice received within a reasonable time.

        13.    Copack Fee, Volume Discounts, Warehousing Terms and Payment Terms.    The Company hereby agrees to pay Bottler a Copack Fee for all Products produced by the Bottler according to the prices set forth in Exhibit F, subject to the Volume Rebates set forth in Exhibit G, and raw material Staging Terms set forth in Exhibit H, with Payment Terms as set forth in Exhibit I.

        14.    Term of Agreement.    The Initial Term of this Agreement shall be for the period commencing on January 1, 2002 and terminating on December 31, 2003 unless earlier terminated in accordance with Paragraph 15.

Certain information has been omitted from this page, as indicated by "***", pursuant to a request for confidential treatment that has been filed separately with the SEC.

        15.    Termination of Agreement.    Notwithstanding anything herein contained, this Agreement may be terminated:

    (a)
    By Bottler, upon thirty (30) day written notice and following a fifteen (15) day cure period, in the event Company shall fail to perform any of its material obligations under this Agreement.

    (b)
    By Company, upon thirty (30) days written notice and following a fifteen (15) day cure period, in the event Bottler shall fail to perform any of its material obligations under this Agreement.

    (c)
    By either party, upon fifteen (15) days written notice, if a petition in Bankruptcy shall be filed by or against the other party or in the event that such other party's business or assets are placed in the hands of a receiver, liquidator or trustee.

    (d)
    By either party with 180 days written notice, if and only if, notice is given on or after the 1st day of the second year of the agreement.

        16.    Bottler is a Bailee.    The Bottler and Company agree that for all purposes hereunder, the property placed in the Bottler's possession by the Company or its suppliers shall be held by the Bottler as a bailee until the Products are shipped, undamaged, by Bottler either to the Company or to third parties in accordance with the Company's instructions either as raw materials or finished goods.

        17.    No Agency Relationship.    Nothing contained in this Agreement shall be construed as authorizing the Bottler to act as an agent of the Company or the Company to act as an agent of the Bottler. Each acknowledges and agrees that it has no right to:

    (a)
    Bind the other or contact on the other's behalf.

    (b)
    Pledge the credit of the other party.

    (c)
    Grant to a customer any warranty.

    (d)
    Make a representation in the name of or on behalf of the other.

    (e)
    Undertake any liability of any kind whatsoever on behalf of the other.

        18.    Indemnity and Hold Harmless.    Bottler agrees to indemnify and hold harmless the Company from and against any loss, liability, damages, costs or expenses (including interest, penalties and reasonable attorney's fees), actually paid by the Company resulting from and directly and proximately caused by: (i) a breach of the Bottler's material representations, warranties, covenants or other obligations set froth in this Agreement; (ii) defects in materials or supplies furnished by on behalf of the Bottler; and (iii) the claims of any customer, vendor or supplier of the Bottler to the extent the Company is not liable under this Agreement with respect to the claim being asserted.

        19.    Notice and Defense of Claims.    Promptly after receipt by the Company of notice of any action, proceeding, claim or potential claim (a "Claim") which could give rise to a right to indemnification of the Company, the Company shall provide the Bottler written notice describing the Claim in reasonable detail. The Company may, at its option, defend and/or compromise, at its own expense and by its own counsel, any such matter involving the Claim. In the alternative, the Company may require the Bottler, at its sole expense, to defend the Company against, resolve through compromise or otherwise, hold the Company harmless from, and satisfy and pay any Company liability associated with the Claim. If the Company requires the Bottler to defend and hold it harmless, it shall cooperate fully with the Bottler and its counsel in the compromise of, or defense against, any such Claim. All costs and expenses incurred by the Company in connection with such cooperation (other than the costs of efforts by Company employees) shall be borne by the Bottler. In any event, the Company shall have the right at its own expense to participate in the defense of the Claim. In no event shall the Bottler compromise any Claim without the written consent of the Company.

        20.    Insurance.    Bottler shall maintain in force at all times, a comprehensive commercial general liability and products liability insurance policy in an amount not less than Ten Million ($10,000,000) Dollars Canadian. Bottler shall name the Company as an additional insured on its policy. Proof of insurance as described herein is attached as Exhibit J and Bottler shall provide proof of renewal of each such policy upon receipt of same from its insurer.

        21.    No Assignment by Bottler.    Bottler shall not assign this Agreement to any other person without the prior written consent of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

        22.    No Waiver.    The failure of either party to enforce at any time for any period of time any one of the terms hereof shall not constitute a waiver of such terms.

        23.    Force Majeure.    Neither party shall be held liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control or not caused by the negligence of Bottler or those acting on its behalf including, but not limited to, acts of God, fire, storm, flood, explosion, equipment failure, strike, lockout or other industrial disturbance, act of public enemy, war, riot, laws, rules and regulations or orders of any duly constituted government authority, or non-availability of materials or transportation (each an "Intervening Event"). Each party shall take all reasonable steps to eliminate any Intervening Event and will perform all its obligations under this

Agreement as far as practicable, but nothing herein will require either party to complete its obligations under this Agreement if the Intervening Event renders completion impossible. The inability of Bottler to produce the Products for a period of more than 30 days due to any Intervening Event, including those caused by the negligence of Bottler or those acting on its behalf, shall result in the immediate termination of this Agreement.

        24.    Disputes.    The parties shall first attempt to resolve any dispute related to this Agreement in an amicable manner by mediation with a mutually acceptable mediator. If unable to agree upon an acceptable mediator, either party may ask the American Arbitration Association ("AAA") to appoint a neutral mediator, and the mediation shall be conducted under the Commercial Mediation Rules of the AAA. Any disputes remaining unresolved after mediation shall be settled by binding arbitration conducted in Seattle, Washington under the Commercial Arbitration Rules of the AAA. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for such equitable, extraordinary or injunctive relief as may be necessary to enforce the respective rights of the parties under this Agreement. The prevailing or successful party in arbitration or litigation shall be entitled to recover its costs and reasonable attorney's fees, as determined by the arbitrator or other judge.

        25.    Choice of Law, Jurisdiction and Venue.    This Agreement is governed by the laws of the State of Washington. The undersigned hereby agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in Seattle, Washington. In the event of such litigation the substantially prevailing or successful party shall be entitled to its reasonable attorney's fees and costs.

        26.    Notice.    Any notice required or permitted to be given or made under the provisions of this Agreement shall be deemed validly given or made if in writing and sent by registered mail prepaid or by overnight delivery service such as Federal Express or hand delivered to the Company or to the Bottler at the addresses set forth below or delivered to such other address as may, from time to time be designated in writing.

Bottler:	Polaris Water Company Inc. 3600—Bainbridge Avenue Burnaby, BC V5A 2T4 Attn: Christian Willows
Company:	Jones Soda Company 234 Ninth Avenue North Seattle, WA 98109 Attention: Paul Weinstein

        26.    Severability.    In case any one or more of the provisions (or parts of provisions) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or parts of provisions) of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid, illegal or unenforceable provisions (or parts of provisions) had never been contained herein, and such provisions (or parts) reformed so that they are valid, legal and enforceable to the maximum extent possible.

        27.    Entire Agreement.    This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, superseding and replacing all prior written or oral understandings or agreements. This Agreement may only be amended in writing, signed by both parties.

        28.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

POLARIS WATER COMPANY INC.
By:	/s/
Dated:
JONES SODA CO.
By:	/s/ Eric Chastain Eric Chastain
	Dated:	February 28, 2002

EXHIBIT A

PRODUCTS

        24 × 12 oz. cases Jones Soda in both US and Canadian formulations, to include 4-pack carrier configurations.

    1)
    Orange & Cream
    2)
    Cherry
    3)
    Lemon-Lime
    4)
    Strawberry-Lime
    5)
    Green Apple
    6)
    Vanilla Cola
    7)
    Cream Soda
    8)
    Root Beer
    9)
    Peachy Keen
    10)
    Berry Lemonade
    11)
    Blue Bubblegum
    12)
    Fufu Berry
    13)
    Strawberry & Cream
    14)
    Crushed Melon
    15)
    Happy/Fun
    16)
    Diet Black Cherry
    17)
    Diet Cream Soda

        This list is not all-inclusive, as new flavors may be introduced and others discontinued.

EXHIBIT B

INGREDIENTS AND PACKAGING MATERIALS

Item	Price (Cdn)	Loss Allowance
Ingredients (Purchased by Bottler)
Fructose "55"	$*** / kg	2.0%
Citric Acid	$***/ kg	2.0%
Malic Acid	$***/ kg	2.0%
Phosphoric Acid	$***/ kg	2.0%
Sodium Benzoate	$***/ kg	2.0%
Potassium Sorbate	$***/ kg	2.0%
CO2	$***/ kg	2.0%
Packaging Materials & Concentrates (Purchased by Company)
Concentrate	***	2.0%
Color & Caffeine	***	2.0%
Bottles (12 oz.)	$***/ gross	2.0%
Labels	$***/ 1000	2.0%
Closures (R.O.P.P.)	$***/ 1000	1.0%
Trays	$***/ 1000	1.0%

Note:

a)
Liquid ingredient pricing above is based on volume commitments, as outlined in paragraph "9" above and is subject to change based on pricing from Bottler's suppliers.

b)
Bottler is not responsible for additional shrinkage, over the percentages listed above, that is determined to be associated with the condition of Company supplied raw materials.

Certain information has been omitted from this page, as indicated by "***", pursuant to a request for confidential treatment that has been filed separately with the SEC.

EXHIBIT C

FORMULATIONS AND PROCESS SPECIFICATIONS

        [Refer to Section IV of the Co-Packer Manual.]

EXHIBIT D

COMPANY'S QUALITY CONTROL PROCEDURES AND FORMS

        [Refer to Section V of the Co-Packer Manual.]

EXHIBIT E

PACKAGING SPECIFICATIONS

        [Refer to Section VI of the Co-Packer Manual.]

EXHIBIT F

COPACK FEE

        The fee for copacking Products listed in Exhibit A is based on two items: the total "singles" or total "4 pack" cases produced per flavour as outlined in the schedule below and the per case pallet charge of $***/case. For cases that require the addition of 4 pack carriers, there will be an additional charge to the fee for co-packing, at a rate of $*** per case. This upcharge may be renegotiated between both parties and amended based on volume increases at any time during the course of this agreement.

        The fees for copacking the Products in Exhibit A will be adjusted to the total number of cases per flavour as listed below:

a)	Less than 500 cases	/ flavour formula	= $*** / case + $*** / case = $*** case
b)	501 - 916 cases	/ flavour formula	= $*** / case + $*** / case = $*** case
c)	917 - 1483 cases	/ flavour formula	= $*** / case + $*** / case = $*** case
d)	1484 - 3099 cases	/ flavour formula	= $*** / case + $*** / case = $*** case
e)	3100 - 6589 cases	/ flavour formula	= $*** / case + $*** / case = $*** case
f)	6590 cases and above	/ flavour formula	= $*** / case + $*** / case = $*** case

Certain information has been omitted from this page, as indicated by "***", pursuant to a request for confidential treatment that has been filed separately with the SEC.

EXHIBIT G

VOLUME DISCOUNT

        The following earned credit program is based on annual case volume Targets. Immediately following the end of each calendar year, the Bottler shall conduct a final audit based on the total annual volume of cases purchased. If a Case Target volume level is achieved then the volume rebate calculated based on the schedule below will be paid to Company within 30 days of agreement by the parties of the amount due.

        Volume rebate below is based on the percentage growth over the prior year's actual purchase volume achieved. This volume will be used as the "base rate" and rebates will be based on the percentage growth over the "base rate" as outlined below. For year 2002, the 2001 actual purchase volume achieved is established at *** cases, or the "base rate". In the second year of this agreement, the "base rate" will be calculated by total number of cases purchased ending December 31, 2002. This total will be the new, established "base rate" for the second year of the agreement.

Percentage Growth Over Base Rate	Discount / case		Case Target for Year 2002
10%	$	***	*** cases
25%	$	***	*** cases
45%	$	***	*** cases
60%	$	***	*** cases & above

Certain information has been omitted from this page, as indicated by "***", pursuant to a request for confidential treatment that has been filed separately with the SEC.

EXHIBIT H

RAW MATERIAL STAGING TERMS

        Bottler will store all required raw materials to a maximum of 3,000 square feet at no additional cost to Company. Co-packing Fees include all staffing, truck loading, inventory control and reporting and preparation of bills of lading.

EXHIBIT I

PAYMENT TERMS

        1% 20 days or within 60 days from date of invoice. Interest at the rate of 1.5% per month or 18% per annum will be charged for all overdue invoices.

EXHIBIT J

        [Bottler's Proof of Insurance/Declaration Page from Policy.]

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  EXHIBIT 10.1
BOTTLING AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H
EXHIBIT I
EXHIBIT J